UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2019

Medalist Diversified REIT, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-38719	47-5201540
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11 S. 12th Street, Suite 401

Richmond, Virginia 23219

(Address of principal executive offices)

(804) 344-4435

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	MDRR	Nasdaq Capital Market

ITEM 7.01	REGULATION FD DISCLOSURE.

On October 23, 2019, Medalist Diversified REIT, Inc. (the “Company”) issued a press release, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference, announcing that the Company’s board of directors declared a quarterly cash dividend equal to $0.175 per share on the Company’s common stock. The dividend will be payable in cash on December 4, 2019 to common stockholders of record as of November 13, 2019.

In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The information set forth in this Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)       Exhibits

Exhibit No.	Description

99.1	Press Release dated October 23, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDALIST DIVERSIFIED REIT, INC.

Dated: October 23, 2019	By:	/s/ Thomas E. Messier
Thomas E. Messier
Chief Executive Officer, Chairman of the Board, Treasurer and Secretary